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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in Item 5., "Interests of Named Experts and Counsel," in the Registration Statement (Form S-8) pertaining to The Williams Companies, Inc. 1996 Stock Plan and to the incorporation by reference therein of our report dated February 9, 1996, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
August 30, 1996